Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2014 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Service revenue for Q2 2014 of $94.6 million — an increase of 10.3% from $85.8 million for Q2 2013 and an increase of 1.8% from $92.9 million for Q1 2014

•                  Cogent approves payment of its regular quarterly dividend of $0.30 per common share to be paid on September 19, 2014 to shareholders of record on August 29, 2014

•                  The third quarter 2014 per share regular dividend of $0.30 represents a 114% increase from the third quarter 2013 regular dividend of $0.14 per share and an increase of 77% from the second quarter 2014 regular dividend of $0.17 per share

•                  Under Cogent’s return of capital program, Cogent purchased 522,000 shares of its common stock for $17.9 million during Q2 2014 at an average price of $34.27 per share

•                  Cogent’s board approves an additional $50.0 million under its stock buyback program

•                  EBITDA, as adjusted, for Q2 2014 of $33.5 million — an increase of 13.0% from $29.6 million for Q2 2013 and an increase of 4.3% from $32.1 million for Q1 2014

•                  EBITDA, as adjusted, margin increased 90 basis points from 34.5% for Q2 2013 to 35.4% for Q2 2014 and increased 80 basis points from 34.6% for Q1 2014

•                  Legal fees included in SG&A and associated with defending net neutrality increased by $1.1 million from Q2 2013 to Q2 2014

•                  Cogent issued $200.0 million of senior unsecured notes and repaid its $92.0 million of convertible notes at par

•                  Cash and cash equivalents were $349.8 million at June 30, 2014

•                  There were 2,057 buildings on the Cogent network at the end of Q2 2014

•                  43,287 customer connections were on the Cogent network at the end of Q2 2014 — an increase of 16.8% from 37,057 customer connections at the end of Q2 2013 and increase of 3.2% from 41,947 customer connections at the end of Q1 2014

[WASHINGTON, D.C. August 7, 2014] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced  service revenue of $94.6 million for the three months ended June 30,2014, an increase of 10.3% from $85.8 million for the three months ended June 30,2013 and an increase of 1.8% from $92.9 million for the three months ended March 31, 2014.  The impact of foreign exchange positively impacted service revenue growth from Q2 2013 to Q2 2014 by $0.7 million and positively impacted service revenue growth from Q1 2014 to Q2 2014 by $0.1 million.  On a constant currency basis, service revenue grew by 9.5% from Q2 2013 to Q2 2014 and grew by 1.7% from Q1 2014 to Q2 2014.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $70.4 million for the three months ended June 30, 2014; an increase of 12.3% over $62.7 million for the three months ended June 30, 2013 and an increase of 1.9% over $69.1 million for the three months ended March 31, 2014.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $23.9 million for the three months ended June 30, 2014; an increase of 5.6% over $22.6 million for the three months ended June 30, 2013 and an increase of 1.5% over $23.5 million for the three months ended March 31, 2014.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.  Non-core revenue was $0.4 million for the three months ended June 30, 2014, $0.5 million for the three months ended June 30, 2013 and $0.4 million for the three months ended March 31, 2014.

Non-GAAP gross profit increased by 12.9% from $48.9 million for the three months ended June 30, 2013 to $55.1 million for the three months ended June 30, 2014 and increased 1.7% from $54.2 million for the three months ended March 31, 2014.  Non-GAAP gross profit margin percentage was 58.3% for the three months ended June 30, 2014, 56.9% for the three months ended June 30, 2013 and 58.3% for the three months ended March 31, 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 13.0% from $29.6 million for the three months ended June 30, 2013 to $33.5 million for the three months ended June 30, 2014 and increased 4.3% from $32.1 million for the three months ended March 31, 2014.   EBITDA, as adjusted, margin was 35.4% for the three months ended June 30, 2014, 34.5% for the three months ended June 30, 2013,  and 34.6% for the three months ended March 31, 2014.

Basic and diluted net income per share was $0.03 for the three months ended June 30, 2014, $0.03 for the three months ended June 30, 2013 and $0.00 for the three months ended March 31, 2014.

Total customer connections increased 16.8% from 37,057 as of June 30, 2013 to 43,287 as of June 30, 2014 and increased 3.2% from 41,947 as of March 31, 2014.  On-net customer connections increased 17.4% from 31,876 as of June 30, 2013 to 37,411 as of June 30, 2014 and increased 3.0% from 36,306 as of March 31, 2014.  Off-net customer connections increased 16.0% from 4,728 as of June 30, 2013 to 5,486 as of June 30, 2014 and increased 4.6% from 5,244 as of March 31, 2014.  Non-core customer connections were 390 as of June 30, 2014, 453 as of June 30, 2013 and 397 as of March 31, 2014.

The number of on-net buildings increased by 136 on-net buildings from 1,921 on-net buildings as of June 30, 2013 to 2,057 on-net buildings as of June 30, 2014 and increased by 33 on-net buildings  from 2,024 on-net buildings as of March 31, 2014.

Quarterly Dividend and Dividend and Stock Buyback Plan Increases Approved

On August 6, 2014, Cogent’s board approved a dividend of $0.30 per common share payable on September 19, 2014 to shareholders of record on August 29, 2014. The third quarter 2014 regular dividend of $0.30 per share represents a 114% increase from the third quarter 2013 regular dividend of $0.14 per share and an increase of 77% from the second quarter 2014 regular dividend of $0.17 per share.

On August 6, 2014 Cogent’s board approved an additional $50.0 million under its stock buyback program to extend to February 2016.   Approximately $9.3 million remained available under the previous stock buyback program; as a result, there is a total of $59.3 million available under the current program.

During the quarter ended June 30, 2014 Cogent purchased 522,000 shares of its common stock for $17.9 million at an average price per share of $34.27 under Cogent’s return of capital program.  Under Cogent’s return of capital program, Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Since the amount paid for stock buybacks in the second quarter was more than $10.5 million Cogent will not make a special dividend payment in the third quarter under the return of capital program.  The return of capital program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.99 at June 30, 2014 and was 1.86 at March 31, 2014.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 7, 2014 to discuss Cogent’s operating results for the second quarter of 2014 and to discuss Cogent’s expectations for full year 2014.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in 190 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$61,678	$62,693	$64,548	$66,032	$69,087	$70,409
% Change from previous Qtr.	2.1%	1.6%	3.0%	2.3%	4.6%	1.9%
Off-Net revenue	$22,309	$22,604	$22,767	$23,438	$23,498	$23,859
% Change from previous Qtr.	3.1%	1.3%	0.7%	2.9%	0.3%	1.5%
Non-Core revenue (1)	$566	$506	$446	$389	$352	$355
% Change from previous Qtr.	-3.4%	-10.6%	-11.9%	-12.8%	-9.5%	0.9%
Service revenue — total	$84,553	$85,803	$87,761	$89,859	$92,937	$94,623
% Change from previous Qtr.	2.3%	1.5%	2.3%	2.4%	3.4%	1.8%
Network operations expenses (2)	$37,154	$36,950	$37,327	$38,288	$38,723	$39,491
% Change from previous Qtr.	-0.9%	-0.5%	1.0%	2.6%	1.1%	2.0%
Non-GAAP gross margin (2)	$47,399	$48,853	$50,434	$51,571	$54,214	$55,132
% Change from previous Qtr.	5.0%	3.1%	3.2%	2.3%	5.1%	1.7%
Non-GAAP gross margin percentage (2)	56.1%	56.9%	57.5%	57.4%	58.3%	58.3%
Selling, general and administrative expenses (3)	$19,106	$19,215	$19,772	$20,937	$24,392	$24,380
% Change from previous Qtr.	10.4%	0.6%	2.9%	5.9%	16.5%	0.0%
Depreciation and amortization expense	$15,874	$15,900	$16,024	$16,562	$17,204	$17,301
% Change from previous Qtr.	-1.6%	0.2%	0.8%	3.4%	3.9%	0.6%
Equity-based compensation expense	$2,514	$2,137	$2,061	$2,007	$2,006	$1,873
% Change from previous Qtr.	-0.7%	-15.0%	-3.6%	-2.6%	0.0%	-6.6%
Operating income	$9,905	$11,601	$12,577	$12,065	$12,907	$14,309
% Change from previous Qtr.	8.0%	17.1%	8.4%	-4.1%	7.0%	10.9%
Net income	$361	$1,607	$2,122	$52,599	$125	$1,208
Basic net income per common share	$0.01	$0.03	$0.05	$1.14	$0.00	$0.03
Diluted net income per common share	$0.01	$0.03	$0.05	$1.10	$0.00	$0.03
Weighted average common shares — basic	45,537,607	46,040,692	46,171,194	46,302,926	46,409,735	45,897,449

% Change from previous Qtr.	0.1%	1.1%	0.3%	0.3%	0.2%	-1.1%
Weighted average common shares — diluted	46,435,677	46,769,184	46,823,167	48,800,560	46,907,360	46,294,966
% Change from previous Qtr.	2.1%	0.7%	0.1%	4.2%	-3.9%	-1.3%
EBITDA, as adjusted (4)	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483
% Change from previous Qtr.	-0.9%	4.7%	3.6%	2.8%	1.8%	4.3%
EBITDA, as adjusted margin (4)	33.5%	34.5%	35.0%	35.1%	34.6%	35.4%
Net cash provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395
% Change from previous Qtr.	-53.7%	51.7%	-34.4%	96.6%	-63.7%	167.0%
Capital expenditures	$16,316	$12,455	$10,165	$10,095	$15,623	$15,985
% Change from previous Qtr.	58.6%	-23.7%	-18.4%	-0.7%	54.8%	2.3%
Customer Connections — end of period
On-Net	30,914	31,876	33,310	34,671	36,306	37,411
% Change from previous Qtr.	3.5%	3.1%	4.5%	4.1%	4.7%	3.0%
Off-Net	4,591	4,728	4,886	5,088	5,244	5,486
% Change from previous Qtr.	2.8%	3.0%	3.3%	4.1%	3.1%	4.6%
Non-Core (1)	463	453	443	415	397	390
% Change from previous Qtr.	-1.7%	-2.2%	-2.2%	-6.3%	-4.3%	-1.8%
Total	35,968	37,057	38,639	40,174	41,947	43,287
% Change from previous Qtr.	3.3%	3.0%	4.3%	4.0%	4.4%	3.2%
Other — end of period
Buildings On-Net	1,890	1,921	1,955	1,990	2,024	2,057
Employees	619	633	673	706	724	760

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $155, $126, $114, $112, $113 and $114 in the three month periods ended March 31,2013 through June 30,2014, respectively.  Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)         Excludes equity-based compensation expense of $2,359, $2,011, $1,947, $1,895, $1,893 and $1,759 in the three month period ended March 31,2013 through June 30,2014, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $41, $914, $2,295 and $2,731 in the three months ended March 31, 2013 and September 30, 2013, December 31, 2013, March 31, 2014 and June 30,2014, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014
Net cash flows provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395
Changes in operating assets and liabilities	5,365	(1,446)	6,771	(8,158)	9,048	(10,061)
Cash interest expense and income tax expense	7,966	8,381	8,993	9,504	10,138	12,418
Gains on asset related transactions	2	—	41	914	2,295	2,731
EBITDA, as adjusted	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q2 2014
Service revenue, as reported — Q2 2014	$94,623
Impact of foreign currencies on service revenue	(70)
Service revenue - Q2 2014, as adjusted (1)	$94,553
Service revenue, as reported — Q1 2014	$92,937
Constant currency increase from Q1 2014 to Q2 2014 - (Service revenue, as adjusted for Q2 2014 less service revenue, as reported for Q1 2014)	$1,616
Percent increase (Constant currency increase from Q1 2014 to Q2 2014 divided by service revenue, as reported for Q1 2014)	1.7%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended June 30, 2014 at the average foreign currency exchange rates for the three months ended March 31, 2014. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q2 2014
Service revenue, as reported — Q2 2014	$94,623
Impact of foreign currencies on service revenue	(653)
Service revenue - Q2 2014, as adjusted (2)	$93,970
Service revenue, as reported — Q2 2013	$85,803
Constant currency increase from Q2 2013 to Q2 2014 - (Service revenue, as adjusted for Q2 2014 less service revenue, as reported for Q2 2013)	$8,167
Percent increase (Constant currency increase from Q2 2013 to Q2 2014 divided by service revenue, as reported for Q2 2013)	9.5%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended June 30, 2014 at the average foreign currency exchange rates for the three months ended June 30, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional at least $10.5 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program will total at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.86 at March 31, 2014 and 1.99 at June 30, 2014 as shown below.

($ in 000’s) — unaudited	As of March 31, 2014	As of June 30,2014
Cash and cash equivalents	$263,747	$349,835
Debt
Capital leases — current portion	8,121	8,341
Convertible notes — par value	91,978	—
Capital leases — long term	154,233	155,899
Senior unsecured notes	—	200,000
Senior secured notes — par value	240,000	240,000
Total debt	494,332	604,240
Total net debt	230,585	254,405
Trailing 12 months EBITDA, as adjusted	124,006	127,851
Total net debt to trailing 12 months EBITDA, as adjusted	1.86	1.99

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$349,835	$304,866
Accounts receivable, net of allowance for doubtful accounts of $1,817 and $1,871, respectively	33,505	30,628
Prepaid expenses and other current assets	22,481	18,777
Total current assets	405,821	354,271
Property and equipment, net	353,663	341,193
Deferred tax assets - noncurrent	50,122	50,861
Deposits and other assets - $447 and $448 restricted, respectively	13,181	8,776
Total assets	$822,787	$755,101

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,969	$14,098
Accrued liabilities	34,754	31,465
Convertible senior notes - current portion, net of discount of $3,099 (Note 3)	—	88,879
Current maturities, capital lease obligations	8,341	9,252
Total current liabilities	60,064	143,694
Senior secured notes including premium of $4,835 and $5,423, respectively	244,835	245,423
Senior unsecured notes	200,000	—
Capital lease obligations, net of current maturities	155,899	152,527
Other long term liabilities	21,367	19,965
Total liabilities	682,165	561,609
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,466,355 and 47,334,218 shares issued and outstanding, respectively	46	47
Additional paid-in capital	480,794	508,256
Accumulated other comprehensive income — foreign currency translation	1,630	2,136
Accumulated deficit	(341,848)	(316,947)
Total stockholders’ equity	140,622	193,492
Total liabilities and stockholders’ equity	$822,787	$755,101

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2014 AND JUNE 30, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
	(Unaudited)	(Unaudited)
Service revenue	$94,623	$85,803
Operating expenses:
Network operations (including $114 and $126 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	39,605	37,076
Selling, general, and administrative (including $1,759 and $2,011 of equity-based compensation expense, respectively)	26,139	21,226
Gains on equipment transactions	(2,731)	—
Depreciation and amortization	17,301	15,900
Total operating expenses	80,314	74,202
Operating income	14,309	11,601
Interest income and other, net	268	589
Interest expense	(13,790)	(10,216)
Income before income taxes	787	1,974
Income tax benefit (provision)	421	(367)
Net income	$1,208	$1,607

Comprehensive income:
Net income	$1,208	$1,607
Foreign currency translation adjustment	(44)	326
Comprehensive income	$1,164	$1,933

Net income per common share:
Basic and diluted net income per common share	$0.03	$0.03

Dividends declared per common share	$0.17	$0.13

Weighted-average common shares - basic	45,897,449	46,040,692

Weighted-average common shares - diluted	46,294,966	46,769,184

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND JUNE 30, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
	(Unaudited)	(Unaudited)
Service revenue	$187,560	$170,357
Operating expenses:
Network operations (including $227 and $281 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	78,442	74,385
Selling, general, and administrative (including $3,651 and $4,370 of equity-based compensation expense, respectively)	52,423	42,691
Gains on equipment transactions	(5,026)
Depreciation and amortization	34,505	31,774
Total operating expenses	160,344	148,850
Operating income	27,216	21,507
Interest income and other, net	404	1,245
Interest expense	(25,092)	(20,084)
Income before income taxes	2,528	2,668
Income tax provision	(1,195)	(700)
Net income	$1,333	$1,968

Comprehensive income:
Net income	$1,333	$1,968
Foreign currency translation adjustment	(506)	(1,467)
Comprehensive income	$827	$501

Net income per common share:
Basic and diluted net income per common share	$0.03	$0.04

Dividends declared per common share	$0.56	$0.25

Weighted-average common shares - basic	46,200,844	46,028,855

Weighted-average common shares - diluted	46,648,415	46,842,136

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND JUNE 30, 2013

(IN THOUSANDS)

	Six months Ended June 30, 2014	Six months Ended June 30, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,333	$1,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,505	31,774
Amortization of debt discount and premium	2,555	3,193
Equity-based compensation expense (net of amounts capitalized)	3,878	4,651
Losses (gains) - dispositions of assets and other, net	(4,959)	123
Deferred income taxes	772	204
Changes in operating assets and liabilities:
Accounts receivable	(2,970)	(3,409)
Prepaid expenses and other current assets	(3,678)	(4,693)
Accounts payable, accrued liabilities and other long-term liabilities	7,822	3,647
Deposits and other assets	(227)	207
Net cash provided by operating activities	39,031	37,665
Cash flows from investing activities:
Purchases of property and equipment	(31,608)	(28,771)
Proceeds from dispositions of assets	92	2
Net cash used in investing activities	(31,516)	(28,769)
Cash flows from financing activities:
Dividends paid	(26,234)	(11,634)
Purchases of common stock	(32,084)	—
Repayment of convertible senior notes	(91,978)	—
Net proceeds from issuance of senior unsecured notes	195,824	—
Proceeds from exercises of stock options	301	737
Principal payments of capital lease obligations	(8,146)	(7,045)
Net cash provided by (used in) financing activities	37,683	(17,942)
Effect of exchange rates changes on cash	(229)	(904)
Net increase (decrease) in cash and cash equivalents	44,969	(9,950)
Cash and cash equivalents, beginning of period	304,866	247,285
Cash and cash equivalents, end of period	$349,835	$237,335

Supplemental disclosure of non-cash financing activities:
Non-cash component of network equipment obtained in exchange transactions	$4,900	$—
Capital lease obligations incurred	$7,671	$21,224

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our quarterly report on Form 10-Q for the quarter ended June 30,2014 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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